FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "**First Amendment**") effective as of April 21, 2025, is entered into by and between TGS CEDAR PORT PARTNERS LP, a Texas limited partnership ("**Seller**"), and ABUNDIA GLOBAL IMPACT GROUP LLC, a Delaware limited liability company (or its designee "**Purchaser**").

Recitals

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated November 20, 2024 (the "**PSA**"), for that certain real property containing approximately 25.40 acres of land as described in the PSA (the "**Property**").

WHEREAS, Seller and Purchaser desire to amend the PSA as described herein.

WHEREAS, all capitalized terms in this First Amendment not otherwise defined herein shall have the meanings set forth in the PSA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. **Recitals.** The recitals above are incorporated herein by reference.

2. **Purchase Price**. Section 2.1 of the PSA is amended and restated as follows:

"The total purchase price to be paid in cash ("***Purchase Price***") for the Property shall be $7.75 per net square foot if the Closing is on or before July 11, 2025. As noted, the Purchase Price will be based upon "net square foot", with the exact Purchase Price to be determined pursuant to the final Survey (as defined in Section 4.1). The term "net square foot," as used in this Agreement, shall mean the final gross number of square feet as shown and certified on the Survey constituting the realty less (a) any part thereof lying within any existing right-of-way and/or any additional right-of-way required to be dedicated in order to allow the conveyance of the Property from Seller to Purchaser, and (b) any part thereof lying within any drainage, utility or other easement or right-of-way that does not solely serve the Property. Seller shall provide acreage at no cost for any required offsite/regional storm water detention or mitigation as set forth in Section 9.7 below."

3. **Closing Date**. Section 9.1 of the PSA is amended and restated as follows:

"The date of closing (the "***Closing Date***") shall be, and the event of closing (the "***Closing***"), shall occur on July 11, 2025. The Closing shall take place in the offices of the Title

Company or as otherwise agreed by Seller and Purchaser, at such hour as Seller and Purchaser may mutually agree. Neither party shall have the obligation to have an authorized representative physically present at the Closing."

4. **Waiver of Termination Option under Feasibility Period.** Purchaser hereby acknowledges and agrees that as of April 21, 2025 at 5:00 p.m. Central Time such Feasibility Period as extended by the Extended Feasibility Period has expired. Purchaser hereby provides its Notice to Proceed and such Initial Earnest Money and Feasibility Extension Deposit are non-refundable except as otherwise set forth in the PSA.

5. **Miscellaneous.**

   a. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by electronic transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto.

   b. All terms and conditions of the PSA not expressly modified by this First Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this First Amendment and the terms of the PSA, the terms set forth in this First Amendment shall govern and control. Except as expressly amended hereby, the PSA shall remain in full force and effect as of the date thereof.

   c. This First Amendment (i) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

[*Signatures Appear on Following Page; Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment to be effective as of the date first written above.

SELLER:

TGS CEDAR PORT PARTNERS, L.P.
A Texas limited partnership

By: TGS Cedar Port GP, LLC,
a Texas limited liability company,
its general partner

By: */s/ Matt Fleming*
Name: Matt Fleming
Title: Vice President

PURCHASER:

ABUNDIA GLOBAL IMPACT GROUP LLC

By:______________________________
Name:____________________________
Title:_____________________________

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment to be effective as of the date first written above.

SELLER:

TGS CEDAR PORT PARTNERS, L.P.
A Texas limited partnership

By: TGS Cedar Port GP, LLC,
a Texas limited liability company,
its general partner

By:__________________________
Name:________________________
Title:

PURCHASER:

ABUNDIA GLOBAL IMPACT GROUP LLC

By: */s/ Edward Gillespie*
Name: Edward Gillespie
Title: Chief Executive Officer